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Exhibit 21.1

SUBSIDIARIES OF THE COMPANY

Subsidiary	Where Incorporated
Broadway Equinox Inc.	New York
Equinox 92nd Street Inc.	New York
Equinox-85th Street Inc.	New York
Equinox-63rd Street, Inc.	New York
Equinox-54th Street, Inc.	New York
Equinox White Plains Road, Inc.	New York
The Equinox Group, Inc.	New York
Equinox Wall Street, Inc.	New York
Equinox-50th Street Inc.	New York
Equinox-43rd Street Inc.	New York
Equinox-76th Street, Inc.	New York
Equinox-44th Street, Inc.	New York
Equinox Greenwich Avenue, Inc.	New York
Energy Wear, Inc.	New York
Equinox Tribeca, Inc.	New York
Equinox Fitness Pasadena, Inc.	California
Equinox Lincoln Park, Inc.	Illinois
Equinox Columbus Centre, Inc.	New York
Equinox West Hollywood, Inc.	California
Equinox Darien, Inc.	Connecticut
Equinox Woodbury, Inc.	New York
Equinox Gold Coast, Inc.	Illinois
Equinox Tribeca Office, Inc.	New York
Equinox Highland Park, Inc.	Illinois
Equinox Greenvale, Inc.	New York
Equinox Pine Street, Inc.	California
EQX Holdings, LLC	Delaware
Equinox Mamaroneck, Inc.	New York
Equinox Fitness Santa Monica, Inc.	California

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  Exhibit 21.1
SUBSIDIARIES OF THE COMPANY